YOCREAM INTERNATIONAL

PROXY STATEMENT
AND NOTICE OF
ANNUAL MEETING OF
SHAREHOLDERS

Wednesday, April 25, 2001, 10:00 a.m.
In the "Rose Room"
(located on the "Preferred Level")
Rose Garden Arena
One Center Court
Portland, Oregon 97227

YOCREAM INTERNATIONAL, INC.
5858 NE 87th Avenue
Portland, Oregon 97220

Dear Shareholder:

You are cordially invited to attend YoCream International, Inc.'s Annual Meeting of Shareholders. The meeting will be held:

Wednesday, April 25, 2001, 10:00 a.m.
In the "Rose Room"
(located on the "Preferred Level")
Rose Garden Arena
One Center Court
Portland, Oregon 97227

The Notice of Annual Meeting of Shareholders, Proxy Statement, and Proxy for YoCream International, Inc. follow. Even if you plan to attend the Annual Meeting in person, it is important that you return the enclosed Proxy to ensure that every shareholder's shares are voted at the meeting. Please mark, date, sign, and return your Proxy promptly in the enclosed postage-paid return envelope.

The directors, officers, and employees of YoCream International, Inc. look forward to seeing you at the Annual Meeting.

Sincerely,

/s/ John N. Hanna

John N. Hanna
Chairman of the Board of Directors
And Chief Executive Officer

YOCREAM INTERNATIONAL, INC.
5858 NE 87th Avenue
Portland, Oregon 97220

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
TO BE HELD ON WEDNESDAY, APRIL 25, 2001

The meeting of shareholders of YoCream International, Inc. will be held in the Rose Room on the Preferred Level of the Rose Garden Arena, One Center Court, Portland, Oregon, at 10:00 a.m., on April 25, 2001. At the meeting, we will ask you to:

  Elect five (5) directors; and
  To transact such other business as may properly come before the meeting.

If you were a shareholder of record as of the close of business on March 15, 2001, you may vote at the meeting.

We cordially invite all shareholders to attend the shareholders’ meeting personally. Whether or not you are able to attend, please be sure to sign, date and promptly return your Proxy in the enclosed pre-paid envelope.

You may revoke your proxy at any time before the vote is taken at the meeting. You may revoke your proxy by submitting a proxy bearing a later date, or by notifying the secretary of the company (personally in writing or by mail) of your wish to revoke your proxy. You may also revoke your proxy by oral request if you are present at the meeting.

By Order of the Board of Directors,

/s/ John S. Hanna

John N. Hanna
Chairman of the Board of Directors
And Chief Executive Officer

Portland, Oregon

DATED: March 15, 2001

PROXY STATEMENT

ANNUAL MEETING OF SHAREHOLDERS
OF YOCREAM INTERNATIONAL
April 25, 2001

We are holding our annual meeting of shareholders in the Rose Room, located on the Preferred Level of the Rose Garden Arena, One Center Court, Portland, Oregon, at 10:00 a.m. on Wednesday, April 25, 2001. The Board of Directors is soliciting proxies to be used at the meeting. We sent you this proxy statement to give you important information about the business that will take place at the meeting. We are providing this information so that you will be fully informed when you vote your shares.

You do not need to attend the meeting to vote your shares. Instead, you may simply complete, sign, and return the enclosed proxy.

Who May Vote

If you were a shareholder of YoCream International as of the close of business on March 15, 2001, you are entitled to vote at the meeting. If your shares are held by a broker, bank or other nominee (in "street name"), you must give voting instructions to that nominee.

Voting By Proxy

You do not have to attend the meeting. You may vote your shares by proxy if you wish. You may mark the enclosed proxy card to indicate your vote on the matters presented at the meeting, and the individuals whose names appear on the proxy card will vote your shares as you instruct.

If you submit a proxy with no instructions, the named proxy holders will vote your shares in favor of the nominees for directors. In addition, the named proxy holders will vote in their discretion on such other matters that may be considered at the shareholders’ meeting. The Board of Directors has named John N. Hanna, David J. Hanna, and James S. Hanna as the proxy holders. Their names appear on the proxy form accompanying this proxy statement. You may name another person to act as your proxy if you wish, but it is not necessary to do so.

Revoking a Proxy

You may revoke your proxy at any time before the vote is taken at the meeting. If you are the record holder of your shares, you may revoke your proxy by submitting a proxy bearing a later date or by notifying the secretary of YoCream International (personally in writing or by mail) of your wish to revoke your proxy. You may also revoke your proxy by oral request if you are present at the meeting.

If your shares are held in street name, you must contact the nominee holder of the shares to revoke a proxy or to change your vote. You will not be able to vote or revoke a proxy at the meeting if your shares are held in street name.

You may still attend the meeting even if you have submitted a proxy. You should be aware that simply attending the meeting would not, of itself, revoke a proxy.

Please complete, date, and sign the accompanying proxy and return it promptly to us in the enclosed, postage-paid envelope, even if you plan to attend the meeting.

Number of Shares that May Vote

The authorized capital stock of YoCream International consists of 30 million shares of common stock. As of March 15, 2001, there were 2,262,191 shares of common stock issued and outstanding and entitled to vote at the meeting.

How We Determine a Quorum

A quorum will exist if shareholders holding at least a majority of the outstanding shares of common stock either attend the meeting or submit proxies. If you come to the meeting or submit a proxy, but you abstain from voting on a given matter, we will still count your shares as present for determining a quorum.

How We Count Votes

The named proxies will vote your shares as you instruct on your proxy. We will not count abstentions or broker non-votes for or against a matter submitted to a vote of shareholders. Each share is entitled to one vote.

A broker non-vote occurs when a broker or other nominee holder, such as a bank, submits a proxy representing shares that another person actually owns, and that person has not given voting instructions to the broker or other nominee. On some matters, such as the election of directors, a broker or other nominee can vote those shares without instructions from the beneficial owner. We will count broker non-votes as present for establishing a quorum.

Counting Votes in the Election of Directors

Directors are elected by a plurality of votes, which means that the nominees that receive the most votes will be elected, regardless of how many votes each nominee gets. You may not accumulate your votes in electing directors, but rather, you may vote the total number of shares that you own for each open director position.

What if I Do Not Mark My Proxy

It you submit a signed proxy without giving voting instructions, the named proxies will vote your shares in their discretion. Those individuals named on the enclosed proxy form intend to vote for the Board of Directors’ nominees for director. If you do not sign your proxy, we will not count you as present for determining a quorum, and we will not count your votes.

How Many Shares Do Directors and Officers Own

As of March 15, 2001, we had 163 shareholders of record. Directors and executive officers beneficially owned 1,013,707 shares, of which 923,622 shares are entitled to vote. Those shares constitute 41 percent of the total shares outstanding and entitled to be voted at the meeting. We expect all directors, executive officers, and principal shareholders to vote for the Board's nominees for directors, although they are not obligated to do so.

ELECTION OF DIRECTORS
(Notice Item 1)

At the meeting, you will be asked to vote on the election of five directors. Directors are elected by a plurality of votes, which means that nominees receiving the most votes are elected, regardless of how many votes they receive. You may not accumulate votes in the election of directors.

The Board of Directors is nominating the following individuals for one-year terms:

John N. Hanna
David J. Hanna
James S. Hanna
William J. Rush
Carl G. Behnke

Each of these nominees is currently serving as a director.

If you submit a completed PROXY, the individuals named as proxy holders will vote your shares as you instruct. If you do not specify your choices, then the persons named in the proxy will vote for the election of the nominees listed above

If any of the nominees is not available for election, your shares will be voted for a substitute nominee chosen by the Board of Directors. We believe all nominees will be available for election. We recommend a vote FOR the election of all nominees.

The following table shows as to each nominee for Director, the identified information as of March 15, 2001:

                                                Position held with Company and
                                                Principal Occupation During the         Director
Name                            Age             Past Five Years                         Since

John N. Hanna                   60              Director; Chairman of Board of          1977
                                                Directors; Chief Executive Officer

David J. Hanna                  65              Director; President                     1977

James S. Hanna                  67              Director; Secretary                     1977

William J. Rush                 66              Director; Partner in Rush,              1987
                                                Hannula and Harkins, Attorney at
                                                Law (1)

Carl G. Behnke                  55              Director; President R.E.B.              1994
                                                Enterprises; Chairman of the
                                                Board of Skinner Corporation

        (1) The Company has from time to time retained Mr. Rush's law firm to perform certain legal services and may do so from time in the future.

The Board of Directors has established a Compensation Committee to make recommendations to the full Board about compensation for executive officers, including salaries, bonuses, and other benefits. The compensation committee currently comprises three non-employee directors, James S. Hanna, Carl G. Behnke, and William J. Rush.

The Board of Directors has a standing audit committee that meets with our independent auditors to plan for and review the annual audit reports. The audit committee is responsible for overseeing the internal controls of the company and the financial reporting process. The members of the audit committee are Carl G. Behnke, William J. Rush, and James S. Hanna. The rules of the Securities and Exchange Commission require that no later than June 14, 2001, the company's audit committee consist solely of independent directors. Currently Mr. Behnke and Mr. Rush are considered to be independent directors for purposes of serving on the audit committee, as independence is defined under listing standards of the National Association of Securities Dealers. Mr. Hanna, as a result of his familial relationship with executive officers of the company, does not qualify as independent. The Board of Directors is currently seeking a replacement for Mr. Hanna on the audit committee who would qualify as an independent director, but as of the date of this proxy statement, no such replacement has been identified.

The Board has adopted an audit committee charter, a copy of which is attached as Appendix A to this proxy statement. The audit committee charter provides that employees of the company are not eligible to serve on the audit committee. The charter further provides that at least one member shall have had past employment experience in finance or accounting, requisite professional certification in accounting, or any other comparable experience or background which results in the individual's financial sophistication, including being or having been a chief executive officer or other senior officer with financial oversight responsibilities. The board believes that each of the current members of the audit committee has employment experience that provides them with appropriate financial sophistication to serve on the audit committee.

During the year ended October 31, 2000, the Board of Directors held fifteen regularly scheduled and special meetings. All directors attended at least 75 percent of the meetings and committee meetings they were eligible to attend.

Compensation of Directors

Directors do not receive any cash compensation for attending meetings of the Board of Directors or any committee of the Board of Directors. Each director who is not an employee of the Company has received options to purchase shares of Company common stock. These options, granted under the 1990 Non-Discretionary Stock Option Plan for Non-Employee Directors (the "1990 Directors Plan") and the 1994 Combined Incentive and Non-Qualified Stock Option Plan (the "1994 Combined Plan") have exercise prices equal the median between the closing bid and ask prices of the Company's common stock on the date of grant.

The 1990 Directors Plan has expired, but options granted under that plan are still outstanding. Those options cover 15,000 shares of common stock at average exercise prices of $1.875 per share.

In 1998, each non-employee director was granted an option under the 1994 Combined Plan covering 15,000 shares, exercisable at $4.00 per share.

In November 1999, each non-employee director was granted an option under the 1994 Combined Plan covering 6,000 shares, exercisable at $4.00 per share.

MANAGEMENT

The following table identifies the executive officers of the Company.

                        Position(s) with the  Company  and
                        Principal Occupation  During  the
 Name        Age          Past Five Years

John N. Hanna    60     Director; Chairman of Board of
                        Directors; Chief Executive Officer

David J. Hanna   65     Director; President

W. Douglas       57     Chief Financial Officer since
Caudell                 April 1996; 1994 to 1996
                        Independent contract controller;
                        1992 to 1994 Controller with Market Transport, Ltd.

Executive Officers serve at the discretion of the Board of Directors.

EXECUTIVE COMPENSATION

The following table sets forth certain information regarding compensation paid or to be paid by the Company during the years ended October 31, 2000, 1999, and 1998 to John Hanna, the Company's Chief Executive Officer. None of the Company's other executive officers received salaries and bonuses in excess of $100,000 in the year ended October 31, 2000.

Summary Compensation Table

                                                           Long-Term
                         Annual Compensation               Compensation Awards
Name and Principal Year  Salary   Bonus   Other Annual     Option/ All other
Position                (1)               Compensation (2) SAR     Compensation (3)
John N. Hanna      2000  $110,236 $55,000  $14,747         5,500   $3,307
Chairman and       1999  $110,236 $10,000  $14,747                 $4,790
Chief Executive    1998  $100,236     N/A  $14,747                 $2,955
Officer

  Includes salary and amounts contributed by the Company on behalf of the identified executive officer to the Company's 401(k) Employee Savings Plan and Trust.

  Perquisites and other benefits, beginning in fiscal year 1998, consist of premiums paid on a split dollar life insurance policy which the Company has provided for John Hanna. The Company makes the payments and the policy is assigned to the Company as collateral for the repayment of premiums. During the years ended October 31, 2000, 1999, and 1998 the Company paid premiums amounting to $14,747, $14,747, and $14,747 respectively.

  The Company's 401(k) Employee Savings Plan and Trust allows for contributions by the Company for the benefit of employees including the named executive officer. During the years ended October 31, 2000, 1999, and 1998, the Company made contributions to the 401(k) Employee Savings Plan and Trust equal to 3%, 4%, and 3% respectively of the compensation paid to the named executive officer and all other eligible employees. Does not include the premium paid by the Company on term life insurance for the benefit of the named executive officer under a group life policy for all salaried employees of the Company.

Stock Option Grants During Latest Fiscal Year

During the year ended October 31, 2000, stock options covering 5,500 shares were granted to John N. Hanna, the Company's Chief Executive Officer, under the Company's 1994 Combined Plan. The following table shows information as to the stock options granted during the year ended October 31, 2000.

                                Options Granted in Last Fiscal Year
                 -----------------------------------------------------------------
                             Individual Grants                Potential Realizable
                                                              Value at Assumed
                                                              Annual Rates of
                                                              Stock Price
                                                              Appreciation for
                                                              Option Term (1)
                         Percentage
              Number of  of Total
              Securities Options       Exercise
              Underlying Granted to    Price
              Options    Employees in  (Dollars   Expiration
Name          Granted    Fiscal Year   per Share) Date       5%      10%
------------- ---------- ------------- ---------- ---------- ------- ----------
2000
John N. Hanna 5,500       10.4%        $4.00      11/4/04    $4,440  9,760

  The potential realizable value of the options granted is calculated by multiplying the difference between the exercise price of the option and the market value per share of the underlying stock (assuming a 5% or 10%, as the case may be, compounded annual increase of the stock price from the date of grant to the final expiration of the option) by the number of shares underlying the options granted. The price appreciation assumptions are required disclosures under the rules of the Securities and Exchange Commission and are not to be viewed as any expectation or prediction by the Company of future value of the underlying common stock.

Stock Option Exercises and Year-End Stock Option Values

The following table shows information as to the stock options that were exercised during the year ended October 31, 2000, by John N. Hanna, the Company's Chief Executive Officer, and sets forth the value of all stock options held by him as of October 31, 2000.

Stock Option Exercises In Last Fiscal Year
and Fiscal Year-End Stock Option Values (1)

                                                                  Value of
                                          Number of               Unexercised
                                          Unexercised             In-the-Money
                                          Options at              Options
                 Shares                   FY-End                  At FY-End
                 Acquired on   Value      Exercisable/            Exercisable/
Name             Exercise      Realized   Un-exercisable          Un-exercisable

JOHN N. HANNA    11,000        $ 24,090   12,500/0                $ 11,830/$0

  On October 31, 2000, the closing price of the Company's Common Stock was $3.44. For purposes of the foregoing table, stock options with an exercise price of less than this amount are considered to be "in the money" and are considered to have a value equal to the difference between this amount and the exercise price of the stock option multiplied by the number of shares covered by the stock option. Stock options issued under the 1994 Combined Plan were "in the money" on that date.

Report of the Compensation Committee on Executive Compensation

The Board of Directors has established a Compensation Committee consisting of three nonemployee directors. The Compensation Committee is responsible for establishing and administering the policies of the Board with respect to the annual compensation of the Chief Executive Officer and other executive officers. The Compensation Committee is also responsible for administering the 1994 Combined Plan, and the 2000 Stock Option Plan, including determination of the timing and amount of stock option grants under those plans.

In February of each year, the Compensation Committee receives the recommendations of the Chief Executive Officer as to the salaries and other benefits of executive officers for the coming year. The Compensation Committee considers these recommendations in light of:

  Reward successes in resolving critical issues in the development of new markets for the Company's products;
  Preservation of cash resources to fund operations and new product development;
  Increase the profitability of the Company; and accordingly, increase shareholder value, and
  Align the interests of management with those of the Company's shareholders through equity based incentive compensation.

The Compensation Committee also considers the cash compensation and other benefits paid to executive officers with similar responsibilities by other companies in the same industry and by publicly held companies of similar size. The Compensation Committee believes that the cash compensation paid to the Company's executive officers, including its Chief Executive Officer, is significantly below the cash compensation paid by other similar companies. However, the Company continues to need to utilize its available cash resources to finance operations and new product development and, as a result, salaries paid to executive officers have only been increased modestly.

The Compensation Committee has from time to time granted stock options to executive officers under the 1994 Combined Plan to supplement the cash compensation paid to them. These stock options have all been granted with exercise prices equal to the then market value of the Common Stock. The options are intended to give the executive officers long-term incentives to the enhance shareholder value by allowing option recipients to participate in the appreciation of the market value of the Company's Common Stock. Currently, no shares are available for future option grants under the 1994 Combined Plan. However, in order to provide for future option grants, there are shares available for grant under the 2000 Stock Option Plan.

During 2001, the Compensation Committee will continue to carefully consider executive compensation in relation to the Company's performance and the opportunities and challenges which the Company faces.

COMPENSATION COMMITTEE
James S. Hanna
Carl G. Behnke
William J. Rush

Compensation Committee Interlocks and Insider-Participation in Compensation Committee

James S. Hanna is the brother of John N. Hanna and David J. Hanna and, together with John N. Hanna and David J. Hanna, is a member of the Pente Investments, LLC, which leases the Company's principal place of business to the Company (see "TRANSACTIONS WITH AFFILIATES AND MANAGEMENT"). William J. Rush is a partner in the Tacoma, Washington law firm of Rush, Hannula and Harkins which has on occasion provided legal services to the Company. During the year ended October 31, 2000, the Company did not pay any legal fees to that firm. No other relationships exist between the members of the Compensation Committee and the Company's executive officers.

Audit Committee Report

The audit committee serves a vital function in overseeing the internal controls of the company and the financial reporting process, as well as ensuring that the audits of the company's affairs are being conducted. Each of the members of the committee satisfies the definition of independent director as established by the Nasdaq small-Cap Market listing standards. In carrying out its duties, the audit committee:

  Reviews and discusses with management the scope of external auditactivities and the audited financial statements of the company;
  Discusses with the company's independent auditors matters relating to the Statement on Auditing Standard No. 61;
  Receives disclosures from and discusses with the company's independent auditors, the auditor's independence in light of Independence Standards Board Standard No. 1; and
  Makes a recommendation to the Board of Directors, based on the committee's review of the audited financial statements and its discussions with the company's independent auditors, as to whether the audited financial statements should be included in the company's annual report filed with the Securities and Exchange Commission.

The audit committee has reviewed and discussed with management the audited financial statements, and has discussed with the company's independent auditors the matters required to be discussed by SAS 61. In addition, the audit committee has received written disclosures and a letter from the company's independent auditor as required by ISB Standard No. 1, and has discussed with the company's independent auditor the auditor's independence. Based on the foregoing reviews, discussions, and disclosures, the audit committee has recommended the inclusion of the audited financial statements in the annual report on Form 10-K for the year ended October 31, 2000, for filing with the Securities and Exchange Commission.

Submitted by the Audit Committee

James S. Hanna
Carl G. Behnke
William J. Rush

Stock Performance Charts

The following chart compares the yearly percentage change in the cumulative-shareholder return on the Company's Common Stock during the five fiscal years ended October 31, 2000, with the cumulative total return on (i) the Russell 2000 Index, and (ii) the Standard and Poors Food Products Index. This comparison assumes $100.00 was invested on October 31, 1995, in the Company's Common Stock and in the comparison groups and assumes the reinvestment of all cash dividends prior to any tax effect and the retention of all stock dividends.

                    10/31/95 10/31/96 10/31/97 10/31/98 10/31/99 10/31/00
YoCream Int'l.        100.00   150.00   137.50   256.25   212.50   171.88
S and P Foods         100.00   123.00   163.78   193.12   182.08   169.60
Russell 2000 Index    100.00   116.75   150.72   133.18   153.08   180.03

TRANSACTIONS WITH AFFILIATES AND MANAGEMENT

The Company from time to time has retained the services of Rush, Hannula and Harkins, a law firm in which William J. Rush, a director of the Company, is a partner. During the year ended October 31, 2000, the Company did not pay any legal fees to that law firm.

The Company leases its production and office facilities from Pente Investments, LLC, which is owned by John N. Hanna, Chairman and CEO, David J. Hanna, Director and President, and James S. Hanna, Director and Secretary, and certain other individuals. In fiscal year 1998, Pente Investments agreed to fund a 4,200 square foot expansion of the facility to provide for needed office space. The current lease as amended has a remaining term of approximately 12 years and provides for a base rent of $15,600 per month for the next 2 years and then increasing at an average of 3% per year for the remainder of the term.

COMPLIANCE WITH SECTION 16 FILING REQUIREMENTS

Section 16 of the Securities Exchange Act of 1934, as amended ("Section 16"), requires that all executive officers and directors of the Company and all persons who beneficially own more than ten percent (10%) of the Company's Common Stock file an initial report of their ownership of the Company's securities on Form 3 and report changes in their ownership of the Company's securities on Form 4 or Form 5. These filings must be made with the Securities and Exchange Commission and the National Association of Securities Dealers with a copy sent to the Company.

Based solely upon the Company's review of the copies of the filings that it received with respect to the fiscal year ended October 31, 2000, the Company believes that all reporting persons made all filings required by Section 16 on a timely basis.

STOCK OWNERSHIP

The following table sets forth information regarding the beneficial ownership of each director, each nominee for director, all executive officers, and directors as a group, and persons, according to information received by the Board of Directors, holding more than five percent of the outstanding Common Stock of the Company as of March 15, 2001.

Management and Others

                                           Shares                  Percent of
    Name and Address                       Owned (1)               Class

     Timothy Franzen                       154,200 (2)              6.5
     104 MacDougal St., Apt. 10
     New York, NY  10012

     John N. Hanna, Chairman, CEO          290,837 (3)             12.3
     5858 NE 87th Avenue
     Portland, OR  97220

     David J. Hanna, Director, President   280,682 (4)             11.9
     5858 NE 87th Avenue
     Portland OR 97220

     James S. Hanna, Director, Secretary   247,180 (5)             10.5
     729 North Stadium Way
     Tacoma, WA  98403

     William J. Rush, Director             152,508 (6)              6.5
     715 Tacoma Avenue
     Tacoma, WA  98403

     Carl G. Behnke, Director               33,500 (6)              1.4
     1301 Fifth Avenue
     Seattle, WA  98101

     All Executive Officers and          1,013,707 (3) - (7)       44.8
     Directors   as  a   Group
     (6 persons)

  Unless indicated otherwise, each person or entity separately possesses sole voting and sole investment power over his or its respective shares. There are no arrangements, known to the Company, including any pledge by any person of securities of the Company the operation of which may at a subsequent date result in a change of ownership of such stock or in control of the Company.
  As reported on Schedule 13D/A filed with the SEC on 9/14/00.
  Includes 12,500 shares exercisable on exercise of outstanding options granted under the 1994 Stock Option Plan. Does not include shares of common stock or shares exercisable on exercise of options held by adult children of John Hanna. Includes 2,000 shares held by Pente Investments LLC in which John Hanna is one of five members.
  Includes 12,500 shares exercisable on exercise of outstanding options granted under the 1994 Stock Option Plan. Does not include shares of common stock or shares exercisable on exercise of options held by an adult child of David Hanna.
  Includes 21,000 shares exercisable on exercise of outstanding options granted under the 1990 Directors Plan and the 1994 Stock Option Plan. Does not include 8,915 shares of common stock held by James S. Hanna's wife or shares of common stock held by two adult children of James S. Hanna. James S. Hanna disclaims beneficial ownership of those shares.
  Includes 21,000 shares exercisable upon exercise of options granted pursuant to the 1990 Director Plan and the 1994 Stock Option Plan.
  Includes an aggregate of 97,000 shares exercisable upon exercise of options granted pursuant to the 1990 Director Plan and the 1994 Combined Plan.

OTHER MATTERS
(Notice Item 2)

The Board of Directors is not aware of any matters to be presented for action at the Meeting other than those set forth in the Notice of Annual Meeting. However, if any other matters properly come before the Meeting or any adjournment thereof, the person or persons voting the proxies will vote them in accordance with their best judgment.

INDEPENDENT AUDITORS

The Board of Directors has designated Grant Thornton LLP, independent certified public accountants, as auditors for the Company for the year ending October 31, 2001.

The audit services performed by Grant Thornton LLP during 2000 included an audit of annual financial statements, assistance and consultation in connection with filings with the Securities and Exchange Commission and audit related accounting matters.

A representative of Grant Thornton LLP is expected to be at the annual meeting to answer questions.

Audit Fees

Grant Thornton LLP billed us aggregate fees of approximately $32,000 for professional services rendered for the audit of our annual financial statements and for the reviews of the financial statements included in our Forms 10-Q for the fiscal year ended October 31, 2000.

Financial Information Systems Design and Implementation Fees

Grant Thornton LLP did not perform any financial information system design or implementation work for us during the fiscal year ended October 31, 2000.

All Other Fees

Grant Thornton LLP billed us aggregate fees of $14,905 for all other professional services rendered for the fiscal year ended October 31, 2000.

Our Audit Committee considered whether, and has determined that, the provision of these other professional services is compatible with maintaining the independent auditor's independence.

SHAREHOLDER PROPOSALS

Any proposal, which a shareholder wishes to have considered for inclusion in the Company's proxy solicitation materials for the 2002 Annual Meeting of Shareholders, must be received at the main office of the Company no later than 120 days before the mailing of proxy materials to shareholders in connection with that Annual Meeting. That deadline for receipt of proposals is currently estimated to be September 30, 2001. If such proposal is in compliance with all of the requirements of the Company's Restated Articles of Incorporation, and of Rule 14a-8 promulgated under the Securities Exchange Act of 1934, it will be included in the Proxy Statement and set forth on the form of proxy issued for the next Annual Meeting of Shareholders. It is urged that any such proposals be sent by certified mail, return receipt requested.

ANNUAL REPORT AND FINANCIAL STATEMENTS

A copy of the Company's Annual Report to Shareholders for the year ended October 31, 2000, accompanies this Proxy Statement. Additional copies of the Company's Annual Report to Shareholders may be obtained by written request to the Secretary of the Company at the address indicated below. Such Annual Report is not part of the proxy solicitation materials.

Upon receipt of a written request, the Company will furnish to any shareholder without charge a copy of the Company's Annual Report on Form 10-K for the year ended October 31, 2000, and the list of exhibits thereto required to be filed with the Securities and Exchange Commission. Such written request should be directed to James S. Hanna, Secretary, YoCream International, Inc., 5858 NE 87th Avenue, Portland, Oregon 97220. The Form 10-K Annual Report is not part of the proxy solicitation materials.

By order of the Board of Directors,

/s/ John N. Hanna

John N. Hanna
Chairman of the Board of Directors
And Chief Executive Officer

DATED: March 15, 2001

NOTE: Please send in your Proxy immediately, using the enclosed postage paid envelope.

APPENDIX A

YOCREAM INTERNATIONAL, INC.

CHARTER OF AUDIT
COMMITTEE OF THE BOARD OF DIRECTORS

Membership

As permitted by the Bylaws of the Company, the Board of Directors of YoCream International, Inc. has elected to select a committee of the Board of Directors to be called the "YoCream International Audit Committee." The Audit Committee will consist of not less than three members of the Board of Directors, one of whom will be designated to serve as Chairperson. Members of the Audit Committee may be appointed from time to time by the Board and will be appointed or re-appointed at its first meeting following the Annual Meeting of the Shareholders of the Company. No member of this Committee may be an employee of the Company or its subsidiaries. At least one member shall have had past employment experience in finance or accounting, requisite professional certification in accounting, or any other comparable experience or background which results in the individual's financial sophistication, including being or having been a chief executive officer, chief financial officer or other senior officer with financial oversight responsibilities.

Meetings

The Audit Committee will meet at such times as the Committee Chairperson shall determine or any Committee member may reasonably request. Minutes of the Audit Committee shall be prepared and a copy provided to all members of the Committee, the Board of Directors and the Secretary of the Company.

Access to Audit Committee Members

As the Audit Committee serves a vital function in ensuring that the books and records of the Company accurately reflect its condition and operations, auditors of the Company, as well as any employee of the Company or its subsidiaries, shall have direct access to the Audit Committee to discuss the results of any examination, the adequacy of internal accounting controls and the integrity of the financial reports.

Selection of Independent Accountants

Management of the Company may, from time to time, recommend the selection of independent auditors to conduct an audit of the Company's financial statements. The Audit Committee will consider the selection and provide a recommendation to the full Board of Directors as to the formal approval and engagement of the Company independent auditors.

Audit Review

The Audit Committee will meet periodically with management, the Company's internal audit staff and representatives of the Company's independent auditors to ensure that appropriate audits of the Company's affairs are being conducted. The Audit Committee will review with management and staff any audit plans submitted to the Company and the recommendations contained in and the appropriate response to any Management Letter or Letter of Recommendation issued by the Company's independent accountants as a result of any audit conducted.

Further, for fiscal year 2000 and forward, the Audit Committee shall:

  Review and discuss with management the scope of internal and external audit activities and the audited financial statements of the Company.
  Discuss with the Company's auditors matters relating to the Statement on Auditing Standard No. 61.
  Secure disclosures from and discuss with the Company's auditors, the auditor's independence in light of Independence Standards Board Standard No. 1.
  Issue a statement to the Board of Directors whether, based upon the review and discussions identified above, the committee recommends that the audited financial statements be included in the Company Annual Report filed with the SEC on Form 10-K.
  Submit a report as required by Item 306 of Regulation S-K for inclusion in the Company's Proxy Statement in connection with its annual shareholders meeting.

Reports to the Full Board of Directors

The Chairperson shall report to the full Board of Directors a summary of the Audit Committee's activities and may submit or refer to the full Board any matter which the Committee believes warrants the attention of the Board of Directors.

YOCREAM INTERNATIONAL

5858 NE 87th Avenue
Portland, Oregon 97220
1-800-YOCREAM
www.yocream.com